                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                   Exhibit 10.14
                               LICENSE AGREEMENT
                               -----------------

                               TABLE OF CONTENTS
                               -----------------

PREAMBLE
ARTICLES:
          I                       DEFINITIONS
          II                      GRANT
          III                     DUE DILIGENCE
          IV                      ROYALTIES
          V                       REPORTS AND RECORDS
          VI                      PATENT PROSECUTION
          VII                     INFRINGEMENT
          VIII                    INDEMNIFICATION AND INSURANCE
          IX                      EXPORT CONTROLS
          X                       NON-USE OF NAMES
          XI                      ASSIGNMENTS
          XII                     DISPUTE RESOLUTION
          XIII                    TERMINATION
          XIV                     PAYMENTS, NOTICES AND OTHER
                                  COMMUNICATIONS
          XV                      THIRD PARTY BENEFICIARY
          XVI                     CONFIDENTIAL DATA
          XVII                    MISCELLANEOUS PROVISIONS

          This Agreement is made and entered into this 19th day of June, 1995 (the effective Date), by and between CHILDREN'S MEDICAL CENTER CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 300 Longwood Avenue, Boston, Massachusetts. 02115, U.S.A. (hereinafter referred to as CMCC), and INNERVENTIONS, INC., a corporation duly organized under the laws of the State of Delaware and having its principal office at 222 Berkeley Street, Boston, MA 02116-3761 (hereinafter referred to as LICENSEE).

                                  WITNESSETH
                                  ----------

          WHEREAS, CMCC is the owner of certain Patent Rights and Know-How relating to the Clamshell II Septal Occluder (as such terms are later defined herein) and has the right to grant licenses under said Patent Rights and to said Know-How;

          WHEREAS, CMCC desires to have the Patent Rights and Know-How utilized in the public interest and is willing to grant an exclusive license thereunder and thereto;

          WHEREAS, LICENSEE has represented to CMCC, to induce CMCC to enter into this Agreement, that LICENSEE is capable of the development, production, manufacture, marketing and sale of products similar to the "Licensed Product(s)" (as later defined herein) and/or the use of the "Licensed Process(es)" (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the Patent Rights and Know-How so that public utilization shall result therefrom; and

          WHEREAS, LICENSEE desires to obtain an exclusive license under the Patent Rights and To the Know-How upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the parties hereto agree as follows:

                            ARTICLE I -- DEFINITIONS
                            ------------------------

          For the purpose of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "Bard" shall mean C.R. Bard, Inc., a New Jersey corporation, and any subsidiaries or divisions thereof.

     1.2 "Bard/CMCC License Agreement" shall mean that certain Patent and Know-How License Agreement, dated as of June 19, 1995 between Bard and CMCC.

     1.3 "Bard/CMCC Transfer Agreement" shall mean that certain Asset and Technology Donation and Transfer Agreement, dated as of May 12, 1995 between Bard and CMCC.

     1.4 "Bard/CMCC/Third Party Indemnification Agreement" shall mean that certain Indemnification Agreement dated as of May 12, 1995, among Bard, CMCC and LICENSEE.

     1.5 "Clamshell II Septal Occluder" or "Occluder" shall mean that certain medical device which is described on Exhibit 1.5
                                               -----------

     1.6 "Confidential Data" shall have the meaning set forth in Section 16.1 of this Agreement.

     1.7  "Delivery System" shall mean that certain device which is described in
          Exhibit 1.1(h) to the Bard/CMCC Transfer Agreement.
          --------------

     1.8  "Device" shall mean the Occluder together with the Delivery System.

     1.9 "Device" Related Products shall mean each of the Device, any individual component or part of the Device, and any and all successor or derivative products to or of the Device or any such component or part.

     1.10 "Field of Use" shall mean unrestricted use of the Licensed Products and Know How except for Patent Ductus Arteriosus (PDA) indications.

     1.11 "Force Majeure" shall mean any act of God, any accident, explosion, fire, storm, earthquake, flood, drought, peril of the sea, riot, embargo, war or foreign, federal, state or municipal order of general application, seizure, requisition or allocation, any failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel or labor or any other circumstances or event beyond the reasonable control of the Party relying upon such circumstance or event.

     1.12 "Know-How" shall have the same meaning as "Transferred Know-How," as such term is defined in the Bard/CMCC Transfer Agreement.

     1.13 A "Licensed Process" shall mean any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights.

     1.14 A "Licensed Product" shall mean any product or part thereof which:
          a. Is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Product is made, used, or sold; or
          b. Is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Process is used or in which the Licensed Product is used or sold.

     1.15 "LICENSEE"- shall mean INNERVENTIONS, INC. and any Subsidiary of INNERVENTIONS, INC.

     1.16 "Net Sales Price" shall mean LICENSEE's aggregate billings for commercial sales of Licensed Products produced hereunder less the sum of the following:
          a.   Discounts allowed in amounts customary in the trade;

          b. Sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;
          c.   Outbound transportation prepaid or allowed; and
          d.   Amounts allowed or credited on returns.
          No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. Licensed Products shall be considered "sold" when billed out or invoiced. The term Net Sales Price shall not apply to any revenues derived by LICENSEE from the clinical trial use of the Licensed Products.

     1.17 "Patent Rights" shall mean all of the following CMCC intellectual property:
          a. United States and foreign patent applications relating to the Clamshell II Septal Occluder and any modifications or improvements thereto, including without limitation such applications listed in Exhibit 1.17, and any divisionals,
                                      --------------
               continuations, continuations-in-part, extensions or revivals of any of the aforementioned applications;
          b. United States and foreign patents issued from the applications referred to in (a) above;
          c. Any reissues and reexaminations of United States patents referred to in (b) above, and all corresponding patents in other countries.

     1.18 "Stock Transfer Agreement" shall mean that certain Stock Transfer Agreement dated as of even date herewith between CMCC and LICENSEE.

     1.19 "Subsidiary" shall mean any corporation, company or other entity more than fifty percent (50%) of whose voting stock is owned or controlled directly or indirectly by INNERVENTIONS, INC.

     1.20 "Sublicense Agreement" shall mean that certain Sublicense Agreement, dated as of even date herewith, between CMCC and LICENSEE.

                              ARTICLE II -- GRANTS
                              --------------------

     2.1 CMCC hereby grants to LICENSEE an exclusive worldwide right and license to make, have made, use, lease and sell the Licensed Products, and to practice the Licensed Processes, for the Field of Use to the end of the term for which the Patent Rights are granted unless sooner terminated according to the terms hereof; provided however, CMCC shall
                                                    ----------------
          retain a royalty-free, nonexclusive, irrevocable license to practice, and to license Dr. James Lock to practice individually or in collaboration with other individual researchers, the Patent Rights for noncommercial, research purposes only.

     2.2 CMCC hereby grants to LICENSEE an exclusive, worldwide right and license to the use of the Know-How, including all information and documents specific to the Device which are described on Exhibit 2.1(c) of the Bard/CMCC
                                               --------------
          Transfer Agreement for the Field of Use for the term of the license granted under Section 2.1 hereof. LICENSEE shall have the right to request Bard to crate and deliver to LICENSEE, at LICENSEE's sole expense, all of the documents and other tangible items set forth on such Exhibit 2.1(c) on or after the Closing Date, pursuant to the
               --------------
          terms of Section 3.5 of the Bard/CMCC Transfer Agreement. Licensee shall bear all risk of loss with respect to such documents and tangible items from and after the Closing.

     2.3 LICENSEE agrees that it will make reasonable attempts to the extent that is based on sound business practice, to have the Licensed Products that are leased or sold in the United States manufactured in the United States.

     2.4 In order to establish exclusivity for LICENSEE, CMCC hereby agrees that it shall not, except as specifically set forth in Section 2.1, grant during the period of time in which this Agreement is in effect, any other license (i) to make, have made, use, lease and/or sell Licensed Products or to utilize Licensed Processes for the Field of Use or (ii) to use the Know-How.

     2.5 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges, and licenses granted hereunder upon the prior written consent of CMCC. CMCC agrees to consent to a proposed sublicense after LICENSEE has demonstrated that the preconditions set forth in Section 14(n)(i) through (ix) of the Stock Transfer Agreement have been satisfied. Such sublicenses will expire upon the expiration of LICENSEE's rights granted herein.

     2.6 LICENSEE hereby agrees that every sublicensing agreement to which it shall be a party and which shall relate to the rights, privileges and license granted hereunder shall contain a statement setting forth the
          date upon which     LICENSEE's exclusive rights, privileges and
          license hereunder shall terminate.

     2.7 LICENSEE agrees that any sublicense granted by it shall provide that the obligations to CMCC of Articles II, V, VII, VIII, IX, X, XII, XIII, XVI and XVII of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.

     2.8 LICENSEE agrees to forward to CMCC a copy of any and all fully executed sublicense agreements, and further agrees to forward to CMCC annually a copy of such reports received by LICENSEE from its sublicensees during the preceding twelve (12) month period under the sublicenses as shall be pertinent to a royalty accounting under said sublicense agreements.

                                                CONFIDENTIAL TREATMENT REQUESTED

     2.9 LICENSEE shall not receive from sublicensees anything of value in lieu of cash payments based upon payment obligations of any sublicense under this Agreement, without the express prior written permission of CMCC.

     2.10 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology other than the Patent Rights and Know-How.


                          ARTICLE III -- DUE DILIGENCE
                          ----------------------------

     3.1 LICENSEE shall use its best efforts to bring one or more Licensed Products or Licensed Processes to market through a thorough, vigorous and diligent program for exploitation of the Patent Rights.

     3.2 LICENSEE shall raise a cumulative total of investment capital of at least the following amounts:
          a. XXXXXXXX within twelve (12) months of the effective date of this Agreement;
          b. XXXXXXXX within twenty four (24) months of the effective date of this Agreement;
          c. XXXXXXXX within five (5) years of the effective date of this Agreement;

          provided, however, that after LICENSEE introduces the first Licensed
          --------  -------
          Product or Licensed Process and the Net Sales Price to LICENSEE from such Licensed Product or Licensed Process exceeds an aggregate of XXXXXXXX, then the obligations of this Section 3.2 shall be deemed satisfied.

     3.3 In addition, following the date on which LICENSEE shall have raised the sum identified in Section 3.2.a, LICENSEE shall accomplish the following performance milestones within the times following such specified financing:

          Milestone                         Time Following Financing
          ---------                         ------------------------
          a.    XXXXXXXX                          Two months
          b.    XXXXXXXX                          Six months
          c.    XXXXXXXX                          Six months
          d.    XXXXXXXX                          Six months
          e.    XXXXXXXX                          Eight months
          f.    XXXXXXXX                          Nine months
          g.    XXXXXXXX                          Nine months

          provided, however, that if no finished goods, work in process or raw
          --------  -------
          materials for the manufacture of Devices are transferred from Bard to LICENSEE before

                                                CONFIDENTIAL TREATMENT REQUESTED

          LICENSEE has raised the sum identified in Section 3.2.a, then the time periods by which LICENSEE shall (i) XXXXXXXX of the XXXXXXXX and the XXXXXXXX and (ii) XXXXXXXX, shall be extended by an additional four
          (4) months.

          With respect to Milestone 3.3.b, LICENSEE agrees that CMCC may XXXXXXXX, and that CMCC may XXXXXXXX under Section 3.3.b, in which case LICENSEE shaD be deemed to have performed its obligations under such Milestone; provided, however, that any disagreements between CMCC
                          --------  -------
          and LICENSEE regarding (i) the XXXXXXXX in such XXXXXXXX and (ii) XXXXXXXX shall be submitted for advice and counsel to the Scientific Advisory Board of LICENSEE. Each party to this Agreement agrees to cooperate fully with and provide assistance to the other party in the preparation and XXXXXXXX of a XXXXXXXX, regardless of which party submits the documents contemplated under Section 3.3.b.

     3.4 With respect to LICENSEE's obligations under Sections 3.2 and 3.3.a, 3.3.d, 3.3.e and 3.3.g above, if LICENSEE fails to perform any of its obligations thereunder and has not remedied such failure within ninety
          (90) days following written demand by CMCC, CMCC may terminate this agreement. With respect To LICENSEE's obligations under Sections 3.3.b, 3.3.c and 3.3.f, if LICENSEE fails to perform any of its obligations thereunder, CMCC may terminate this Agreement without affording LICENSEE an opportunity to remedy.

     3.5 In addition, LICENSEE shall XXXXXXXX the XXXXXXXX to XXXXXXXX by XXXXXXXX. Toward this end, until such time as LICENSEE has introduced the first Licensed Product to commercial sale, LICENSEE agrees to provide to CMCC a written report on an annual basis addressing LICENSEE's activities in the prior year and its goals for the
          following year relative to the     accomplishment of such first
          commercial sale, and its resources allocated and to be allocated thereto, and to meet with CMCC to discuss the subject matter of such written report.

     3.6 If at any time after LICENSEE has completed raising the XXXXXXXX described in Section 3.2.b, CMCC believes that LICENSEE is failing to proceed with due diligence within the meaning of 3.1 to accomplish the XXXXXXXX of a XXXXXXXX by the date set forth in Section 3.5, CMCC may so indicate to LICENSEE by written notice. LICENSEE shall thereafter respond to CMCC within 30 days by indicating the steps LICENSEE is taking to accomplish such commercial sale by such date. If CMCC reasonably concludes, based on such response, that LICENSEE is not in compliance with Section 3.1, and LICENSEE thereafter fails to comply with Section 3.1 to the reasonable satisfaction of CMCC within 90 days, CMCC may terminate this Agreement upon written notice to LICENSEE.

                                               CONFIDENTIAL TREATMENT RREQUESTED

                            ARTICLE IV -- ROYALTIES
                            -----------------------

     4.1 For the rights, privileges and license granted hereunder, LICENSEE shall pay to CMCC in the manner hereinafter provided to the end of the term of the Patent Rights or until this Agreement shall be terminated as hereinafter provided:

          a. A closing fee of XXXXXXXX, which said license closing fee shall be deferred until LICENSEE is able to raise at least XXXXXXXX of investment capital. At such time, LICENSEE shall pay a portion of said license closing fee in an amount equal to XXXXXXXX of the amount of investment capital so raised, and shall pay the balance of the license closing fee by executing a promissory note in such amount, which promissory note shall be in substantially the form attached hereto as Exhibit 4.1. Such note shall bear interest at
                                  -----------
               a rate of XXXXXXXX per annum and shall be payable in equal installments on each of the three anniversary dates of its execution, provided that there shall be no penalty for pre-
                          --------
               payments on the note by LICENSEE.

          b. A royalty which shall be XXXXXXXX of the Net Sales Price, as defined herein, until such time as the aggregate Net Sales Price equals XXXXXXXX, after which the royalty shall be XXXXXXXX to XXXXXXXX of the Net Sales Price until such time as the aggregate Net Sales Price equals XXXXXXXX, after which the royalty shall be XXXXXXXX to XXXXXXXX of the Net Sales Price; provided, further,
                                                            --------  -------
               that LICENSEE shall pay CMCC (i) an additional XXXXXXXX in cash at such time as the aggregate Net Sales Price equals XXXXXXXX,
               (ii) an additional XXXXXXXX in cash at such time as the aggregate Net Sales Price equals XXXXXXXX, and (iii) an additional XXXXXXXX at such time as the aggregate Net Sales Price equals XXXXXXXX.

          c. Where sublicenses have been granted, LICENSEE shall pay to CMCC royalties based upon the Net Sales Price of Licensed Products at the same rate as if such Licensed Products had been sold by LICENSEE hereunder.

     4.2 No multiple royalties shall be payable because any Licensed Product, its manufacture, use, lease or sale are or shall be covered by more than one Patent Rights patent application or Patent Rights patent licensed under this Agreement.

     4.3 Royalty payments shall be paid in United States dollars in Boston, Massachusetts, or at such other place as CMCC may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate

                                                CONFIDENTIAL TREATMENT REQUESTED

          prevailing at the Bank of Boston on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

                        ARTICLE V -- REPORTS AND RECORDS
                        --------------------------------

     5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to CMCC hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate Division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to the inspection of CMCC or its agents for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement.

     5.2 LICENSEE, within forty-five (45) days after March 31, June 30, September 30 and December 31, of each year, shall deliver to CMCC true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

          a.   Number of Licensed Products sold.
          b.   Total billings for Licensed Products sold.
          c.   Accounting for all Licensed Products shipped.
          d.   Deductions applicable as provided in Paragraph 1.15
          e.   Total royalties due.
          f.   Names and addresses of all sublicensees of LICENSEE.

     5.3 With each such report submitted, LICENSEE shall pay to CMCC the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

     5.4 On or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide CMCC with LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

     5.5 The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at a per annum rate of XXXXXXXX the XXXXXXXX in effect at the XXXXXXXX on the due date. The payment of such interest shall not foreclose CMCC from exercising any other rights it may have as a consequence of the lateness of any payment.

                        ARTICLE VI -- PATENT PROSECUTION
                        --------------------------------

     6.1 CMCC shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in the Patent Rights. LICENSEE shall reimburse CMCC for all reasonable attorneys' fees incurred by CMCC subsequent to the date of this Agreement in connection with the preparation, filing, prosecution and maintenance of all patent applications and patents included in the Patent Rights; provided that patent counsel selected by CMCC is reasonably acceptable to LICENSEE. Subsequent to the date of this Agreement, CMCC, LICENSEE and patent counsel shall meet to develop a patent strategy with respect to the Patent Rights and thereafter shall meet on a mutually agreeable schedule to review the status thereof. CMCC shall furnish to LICENSEE copies of documents relevant to the preparation, filing, prosection or maintenance of the patent applications and patents included in the Patent Rights, and shall, upon request, provide LICENSEE copies of invoices providing detailed descriptions of all costs and expenses incurred by CMCC's patent counsel in connection therewith.

     6.2 If, at any time, CMCC shall elect not to prepare, file, prosecute or maintain any patent applications or patents included in the Patent Rights, then CMCC shall so notify LICENSEE within thirty (30) days of such election. Upon receipt of such notice, LICENSEE may assume full responsibility, at its expense, to prepare, file, prosecute and maintain any such patent applications or patents.

                           ARTICLE VII--INFRINGEMENT
                           -------------------------

     7.1 Each party shall inform the other promptly in writing of any alleged infringement of the Patent Rights by a third party, including all details then available. LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any such infringements, and CMCC agrees that LICENSEE may join CMCC as a plaintiff at the expense of LICENSEE. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without CMCC's consent, which consent shall not be unreasonably withheld, delayed or conditioned.

     7.2 If LICENSEE has not commenced legal action or been successful in obtaining cessation of the infringement within ninety (90) days of written notification from CMCC of such infringement, or if LICENSEE elects not to continue prosecuting any legal action against an infringer, CMCC shall have the right, but shall not be obligated, to prosecute at its own expense any such infringement. CMCC may join LICENSEE as a plaintiff in any such infringement suit at CMCC's expense. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without LICENSEE's consent, which consent shall not be unreasonably withheld, delayed or conditioned.

     7.3 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the Patent Rights shall be brought against LICENSEE,

                                                CONFIDENTIAL TREATMENT REQUESTED

          LICENSEE shall have the right, but shall not be obligated, to defend such action. If LICENSEE elects not to defend such action, it shall notify CMCC, and CMCC, at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

     7.4 In the event that LICENSEE shall undertake the enforcement and/or defense of the Patent Rights by litigation, LICENSEE may withhold up to XXXXXXXX of the royalties otherwise thereafter due CMCC hereunder and apply the same toward reimbursement of its expenses, including reasonable attorneys' fees, in connection therewith, but LICENSEE shall not withhold an amount greater than that necessary to cover the cost of such fees and expenses. Any recovery of damages by LICENSEE for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to the suit, next toward reimbursement of CMCC for any royalties past due or withheld and applied pursuant to this Article VII, and to royalties due to CMCC for infringing sales as if sales had been made by LICENSEE. The balance remaining from any such recovery shall belong to LICENSEE.

     7.5 In any infringement suit as either party may institute to enforce the Trademarks or the Patent Rights pursuant to this Agreement, the other party hereto shall, at the request and the expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

     7.6 Subject to Section 2.5, LICENSEE, during the period of this Agreement, shall have the sole Aght in accordance with the terms and conditions herein to sublicense any alleged infringer for the Field of Use for future use of the Trademarks or the Patent Rights.

                 ARTICLE VIII -- INDEMNIFICATION AND INSURANCE
                 ---------------------------------------------

     LICENSEE covenants with CMCC as part of this Agreement that it will comply with the indemnification and insurance terms and obligations set forth in Sections 3.1 and 3.2 of the Bard/CMCC/Third Party Indemnification Agreement, as well as those set forth in Sections 8, 9 and 10 of the Stock Transfer Agreement.

                         ARTICLE IX -- EXPORT CONTROLS
                         -----------------------------

     It is understood that CMCC is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. CMCC neither represents that a license shall not be required nor that, if required, it shall be issued.


                         ARTICLE X -- NON-USE OF NAMES
                         -----------------------------

     LICENSEE shall not use the names of CMCC nor of any of its employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from CMCC in each case except that LICENSEE may state that it is licensed by CMCC to the Know-How and under one or more of the patents and/or applications comprising the Patent Rights, and LICENSEE may comply with disclosure requirements of all applicable laws relating to its business, including United States and state securities laws.

                             ARTICLE XI--ASSIGNMENT
                             ----------------------

     11.1 Except as otherwise provided herein, this Agreement is not assignable in whole or in part, and any attempt to do so shall be void.

     11.2 CMCC may assign this Agreement at any time To any corporate affiliate of CMCC without the prior consent of LICENSEE.

     11.3 LICENSEE may assign this agreement to another entity only with the prior written consent of CMCC. CMCC agrees to consent to a proposed assignment after LICENSEE has demonstrated that the preconditions set forth in Section 14(n)(i) through (ix) of the Stock Transfer Agreement have been satisfied. LICENSEE's merger with, or acquisition by, another entity or the sale of all or substantially all of the assets of LICENSEE shall be deemed an assignment for purposes of this Article XI.

     11.4 Any assignment in violation of this section 11 shall be null and void and of no force or effect.

                       ARTICLE XII -- DISPUTE RESOLUTION
                       ---------------------------------

     12.1 Either party may give the other written notice of any dispute arising out of or relating to the License Agreement which is not resolved in the ordinary course of business within a three (3) month period. Within fifteen (15) days of receipt of said notice, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to settle the dispute. If the matter has not been resolved within thirty (30) days of receipt of the notice provided above, or in the event the parties fail to meet within twenty (20) days of the receipt of said notice, either party may request in writing that the matter be submitted to mediation in accordance with section 12.2 below.

     12.2 Within fifteen (15) days of receipt of a request of mediation as described above, the parties agree to commence mediation in the City of Boston, Commonwealth of Massachusetts in accordance with the policies and procedures of Endispute, Inc. ("Endispute"). The parties shall select a mediator acceptable to both the CMCC and LICENSEE from a list provided by Endispute. The parties agree to cooperate in good faith in said mediator's efforts to assist the parties to resolve the dispute. Each party agrees to pay fifty percent (50%) of the costs of said mediation. If the matter has not been resolved within thirty
          (30) days of the commencement of mediation, either party may request in writing that the matter be submitted to arbitration in accordance with Section 12.3 below.

     12.3 Any dispute arising under this License Agreement which is not resolved in accordance with either section 12.1 or 12.2 above, shall be determined by arbitration in the City of Boston, Commonwealth of Massachusetts, in accordance with the rules and regulations of the American Arbitration Association ("AAA"). Any such arbitration shall be conducted before a single arbitrator agreed upon by the parties, or, if the parties are unable to agree upon a mutually acceptable arbitrator, an arbitrator shall be chosen in accordance with AAA rules and regulations. The arbitrator's determination may be filed with the clerk of a court of competent jurisdiction as a final adjudication of the matter at issue, or application may be made to such court for judicial acceptance of the ward and an order of enforcement, as the case may be.

     12.4 Nothing herein shall restrict the right of either party to institute a legal proceeding to enable such party to obtain provisional injunctive relief during the pendency of any such arbitration.

                          ARTICLE XIII -- TERMINATION
                          ---------------------------

     13.1 Except as otherwise provided herein and unless sooner terminated as set forth in this Article XIII, this Agreement and the licenses and rights granted hereunder shall remain in full force and effect until the expiration of the last to expire Patent Right, at which time LICENSEE shall have a fully paid-up, perpetual, noncancelable license.

     13.2 This Agreement shall terminate upon notice by CMCC if: (i) LICENSEE shall cease to carry on its business, (ii) LICENSEE shall have breached its obligations under the Stock Transfer Agreement or the Bard/CMCC/Third Party Indemnification Agreement, which breach has not been remedied within 15 days following written notice thereof from CMCC, or (iii) upon termination of the Sublicense Agreement as provided therein.

     13.3 Should LICENSEE fail to pay CMCC any amounts due and payable hereunder, CMCC shall have the right to terminate this Agreement on thirty (30) days' notice, unless LICENSEE shall pay CMCC within the thirty (30) day period, all such amounts due and payable. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have paid all such amounts due and payable, the rights, privileges and license granted hereunder shall terminate.

     13.4 Upon any material breach or default of this Agreement by LICENSEE, other than those occurrences set out in Paragraphs 13.2 and 13.3 hereinabove and those due diligence requirements set forth in Article III hereto, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 13.4, CMCC shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by one hundred twenty (120) days' notice to LICENSEE. Such termination shall become effective unless LICENSEE shall have cured any such breach or default prior to the expiration of the one hundred twenty (120) day period.

     13.5 LICENSEE shall have the right to terminate this Agreement at any time on six (6) months' notice to CMCC, and upon payment of all amounts due CMCC, including all unpaid amounts of the license closing fee set forth in Section 4.1.a hereto, through the effective date of termination.

     13.6 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall pay to CMCC the royalties thereon as required by Article IV of this Agreement and shall submit the reports required by Article V hereof on the sales of Licensed Products.

     13.7 Upon termination of this Agreement for any reason during the exclusive period, any sublicensee not then in default shall have the right to seek a license from CMCC.

           ARTICLE XIV -- PAYMENTS, NOTICES, AND OTHER COMMUNICATIONS
           ----------------------------------------------------------

     14.1 CMCC agrees to notify LICENSEE of any notification received by CMCC from Bard, or any affiliates thereof, in any way relating To the rights granted pursuant to this Agreement, within fifteen (15) days of receipt of such notification.

     14.2 Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of the mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

          In the case of CMCC:                   In case of LICENSEE

          Technology Transfer Manager            InnerVentions, Inc.
          Office of Research Administration      c/o Fletcher Spaght, Inc.
          The Children's Hospital                222 Berkeley Street
          300 Longwood Avenue                    Boston, MA 02116-3761
          Boston, MA 02115                       Attn: David A. Chazanovitz


                     ARTICLE XV -- THIRD PARTY BENEFICIARY
                     -------------------------------------

          Pursuant to Section 10.17(b) of the Bard/CMCC Transfer Agreement, CMCC hereby provides that LICENSEE is a third party beneficiary of the rights of CMCC and obligations of Bard thereunder, with full rights of substitution to enforce such rights and obligations.


                         ARTICLE XVI--CONFIDENTIAL DATA
                         ------------------------------

     16.1 Confidential Data.  As used in this Agreement the term "Confidential
          -----------------
          Data" shall mean all data or information (whether in oral, written or physical form) which (a) relates to the Licensed Products or either party and was heretofore or is hereafter furnished by one party (the "Disclosing Party") to the other (the "Recipient"), and (b) is identified by the Disclosing Party as being proprietary or confidential. Confidential Data shall also include all analyses, compilations, studies or other documents, whether prepared by LICENSEE or others, which contain or reflect such information. The term "Confidential Data" shall not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by the Recipient or its directors, officers, employees, agents, or advisors, or (ii) is established by the Recipient to have been known to the Recipient at the time of disclosure by the Disclosing Party, or (iii) was or becomes available to the Recipient on a non-confidential basis through a source other than the Disclosing Party or its advisors, provided that such disclosure was not in violation of a confidentiality agreement of which the Recipient has or had knowledge. The Sublicense Agreement shall govern the confidentiality obligations of the parties with respect to the Bard Licensed Technology.

     16.2 Non-Disclosure.  Each party agrees for a period of four years from the
          --------------
          date of this Agreement to use such reasonable efforts to prevent disclosure or publication of the Confidential Data of the other party as it uses to protect its own proprietary data of similar type or value. For purposes of this Agreement, any and all data or information included in the Patent Rights and Know-How relating to the Device, and which were treated by Bard as confidential prior to the effective date of this Agreement, shall be treated as Confidential Data by LICENSEE.

     16.3 Legal Process. In the event a Recipient is required by legal process to disclose any of the Confidential Data, Recipient shall provide the Disclosing Party with prompt notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement relating to the protection of Confidential Data. In the event that a protective order or other remedy is obtained, the Recipient shall use all reasonable efforts to assure that all Confidential Data will be covered by such order or other remedy. If such protective order or other remedy is not obtained or the Disclosing Party waives compliance with the provisions of this Agreement relating to the protection of Confidential Data, the Recipient may disclose that portion of the Confidential Data which the Recipient is legally required to disclose without liability hereunder.



                    ARTICLE XVII -- MISCELLANEOUS PROVISIONS
                    ----------------------------------------

     17.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

     17.2 CMCC and LICENSEE shall each be excused for any failure or delay in performing any of its respective obligations under this Agreement, if such failure or delay is caused by Force Majeure, for such period of time as the event of Force Majeure exists.

     17.3 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

     17.4 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     17.5 LICENSEE agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

     17.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     17.7 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this License Agreement as of June 19, 1995.

     CHILDREN'S MEDICAL CENTER CORPORATION



     By:\s\ Stuart J. Novick
        --------------------------------------------
     Name:  Stuart J. Novick
     Title: Vice President and General Counsel



     INNERVENTIONS, INC.


     By: \s\ David A. Chazanovitz
         -------------------------------------------
     Name:   David A. Chazanovitz
     Title:  President